                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Kimco Realty Corporation on Form S-3 (File No. 333-37285), of our report dated July 7, 1998 on our audit of the Historical Summary of Revenues of Certain Acquired Metropolitan Life Properties as of December 31, 1997, which report is included in this Current Report on Form 8-K.

                                            PricewaterhouseCoopers LLP

New York, New York
July 7, 1998